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                                                                  EXHIBIT 23.7


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of FelCor Suite Hotels, Inc. on Form S-3 of our report regarding PSH Master L.P.I dated February 14, 1997 (except for Note 12 as to which the date is May 30, 1997), which expresses an unqualified opinion on those financial statements and includes an explanatory paragraph about the entity's ability to continue as a going concern, appearing in Form 8-K of FelCor Suite Hotels, Inc. dated June 4, 1997.




/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP

Columbus, Ohio
February 9, 1998